Exhibit 99.1

FOR IMMEDIATE RELEASE

RadNet Reports First Quarter Financial Results

•	Severe weather in the Northeast impacted Total Net Revenue (“Revenue”) by an estimated $5.9 million and Adjusted EBITDA(1) by $5.8 million in the first quarter, significantly decreasing profitability
•	Despite same center volume declines, Revenue increased 1.0% to $--231.4 million in the first quarter of 2018 from $229.0 million in the first quarter of 2017 as a result of strong west coast operations
•	Adjusted EBITDA(1) decreased 26.6% to $21.0 in the first quarter of 2018 from $28.7 million in the first quarter of 2017
•	Diluted loss per share was $(0.15) per share in the first quarter of 2018 as compared with diluted loss per share of $(0.03) from the prior year’s first quarter
•	Full-year 2018 guidance adjusted to incorporate the first quarter’s weather impact

LOS ANGELES, California, May 9, 2018 – RadNet, Inc. (NASDAQ: RDNT), a national leader in providing high-quality, cost-effective, fixed-site outpatient diagnostic imaging services through a network of 300 owned and/or operated outpatient imaging centers, today reported financial results for its first quarter of 2018.

Dr. Howard Berger, President and Chief Executive Officer of RadNet, commented, “During the quarter, we faced unusually severe winter weather conditions in our northeastern and mid-Atlantic operations, which represent slightly over 50% of our total Revenue. Not only were we unable to see patients when our sites were forced to close, our referring physicians had their businesses similarly negatively affected which further impacted patient flow. We estimate that we lost almost $6 million of Revenue during the quarter, representing approximately 45,000 unperformed procedures. And because most of our costs are fixed, we lost the majority percentage of this Revenue in EBITDA. Further, our EBITDA was impacted from receiving decreased management fees from our joint venture partners, which are calculated as a percentage of Revenue, and from lower EBITDA-flow-through resulting from the significantly depressed profitability of our non-consolidated joint ventures. The weather impact was further highlighted when comparing our results to last year’s first quarter results, which were produced in one of the mildest winters in recent history. Also negatively impacting the EBITDA comparison between last year’s and this year’s quarters were the sales of non-controlling interests in four of our centers to Cedars Sinai and 24 centers to MemorialCare, for which we received almost $30 million in transactions that closed subsequent to the end of last year’s first quarter.”

Dr. Berger continued, “Had it not been for the loss of Revenue from bad weather in the quarter, we would have been on target with our initial 2018 projections and internal budgets. From past experience, the lost scanning slots in our schedules are not made-up during the same quarter or in subsequent ones. As a result, we’ve adjusted our 2018 guidance for the lost Revenue and EBITDA in the first quarter, while leaving our projections for the next three quarters intact.”

“Despite the difficult weather, we had continued strong performance from west coast operations, whose aggregate procedural volumes increased by 2.8%. We also benefited from the contribution from some acquired and newly opened centers. During the quarter, we commenced operations of our joint venture with MemorialCare in Southern California. We are in the process of making operational improvements to the facilities MemorialCare contributed to the venture and have completed integrating these 10 sites onto the eRAD information technology platform. We begin a capitation arrangement with MemorialCare managed lives on June 1st and expect a second capitation contract to commence later this summer,” added Dr. Berger.

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Financial Results

For the first quarter of 2018, RadNet reported Revenue of $231.4 million, Adjusted EBITDA(1) of $21.0 million and Net Loss of $7.3 million. Revenue increased $2.4 million (or 1.0%), Adjusted EBITDA(1) decreased $7.6 million (or 26.6%) and Net Loss increased $6.1 million, over the first quarter of 2017. Per share Net Loss for the first quarter was $(0.15), compared to $(0.03) in the first quarter of 2017, based upon a weighted average number of basic and diluted shares outstanding of 47.8 million shares in 2018 and 46.6 million shares in 2017.

Affecting Net Loss in the first quarter of 2018 were certain non-cash expenses and non-recurring items including: $3.7 million of non-cash employee stock compensation expense resulting from the vesting of certain options and restricted stock; $726,000 of severance paid in connection with headcount reductions related to cost savings initiatives; and $974,000 of combined non-cash amortization of deferred financing costs and loan discounts related to financing fees paid as part of our existing credit facilities.

For the first quarter of 2018, as compared to the prior year’s first quarter, MRI volume increased 3.5%, CT volume increased 6.5% and PET/CT volume increased 10.9%. Overall volume, taking into account routine imaging exams, inclusive of x-ray, ultrasound, mammography and other exams, increased 2.1% over the prior year’s first quarter. On a same-center basis, including only those centers which were part of RadNet for both the first quarters of 2018 and 2017, MRI volume decreased 1.7%, CT volume increased 3.3% and PET/CT volume increased 8.7%. Overall same-center volume, taking into account routine imaging exams, inclusive of x-ray, ultrasound, mammography and other exams, decreased 1.0% over the prior year’s same quarter.

2018 Guidance Update

Incorporating the negative impact on our financial results in the first quarter of 2018 from the adverse weather conditions, RadNet amends its previously announced 2018 guidance ranges as follows:

	Original Guidance Range	Revised Guidance Range
Total Net Revenue	$950 million - $975 million	$945 million - $970 million
Adjusted EBITDA(1)	$145 million - $155 million	$140 million - $150 million
Free Cash Flow Generation (a)	$50 million - $60 million	$45 million - $55 million
Capital Expenditures (b)	$50 million - $55 million	Unchanged
Cash Interest Expense	$33 million - $38 million	Unchanged

(a)	Defined by the Company as Adjusted EBITDA(1) less total capital expenditures and cash paid for interest.
(b)	Net of proceeds from the sale of equipment, imaging centers and joint venture interests.

Dr. Berger highlighted, “While the changes we made to our guidance incorporates the negative impact we faced in the first quarter, our revised guidance levels leave our original projections unchanged for the remainder of the year. We are looking forward to continuing to execute on our strategies of regional concentration, multimodality offerings, health system partnerships and creative contracting opportunities.”

Conference Call for Today

Dr. Howard Berger, President and Chief Executive Officer, and Mark Stolper, Executive Vice President and Chief Financial Officer, will host a conference call to discuss its first quarter 2018 results on Wednesday, May 9th, 2018 at 7:30 a.m. Pacific Time (10:30 a.m. Eastern Time).

Conference Call Details:

Date: Wednesday, May 9, 2018

Time: 10:30 a.m. Eastern Time

Dial In-Number: 800-239-9838

International Dial-In Number: 323-794-2551

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It is recommended that participants dial in approximately 5 to 10 minutes prior to the start of the 10:30 a.m. call. There will also be simultaneous and archived webcasts available at http://public.viavid.com/index.php?id=129658 or http://www.radnet.com under the “Investors” menu section and “News Releases” sub-menu of the website. An archived replay of the call will also be available and can be accessed by dialing 844-512-2921 from the U.S., or 412-317-6671 for international callers, and using the passcode 3102466.

Regulation G: GAAP and Non-GAAP Financial Information

This release contains certain financial information not reported in accordance with GAAP. The Company uses both GAAP and non-GAAP metrics to measure its financial results. The Company believes that, in addition to GAAP metrics, these non-GAAP metrics assist the Company in measuring its cash-based performance. The Company believes this information is useful to investors and other interested parties because it removes unusual and nonrecurring charges that occur in the affected period and provides a basis for measuring the Company's financial condition against other quarters. Such information should not be considered as a substitute for any measures calculated in accordance with GAAP, and may not be comparable to other similarly titled measures of other companies. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Reconciliation of this information to the most comparable GAAP measures is included in this release in the tables which follow.

About RadNet, Inc.

RadNet, Inc. is the leading national provider of freestanding, fixed-site diagnostic imaging services in the United States based on the number of locations and annual imaging revenue. RadNet has a network of 300 owned and/or operated outpatient imaging centers. RadNet's core markets include California, Maryland, Delaware, New Jersey and New York. In addition, RadNet provides radiology information technology solutions, teleradiology professional services and other related products and services to customers in the diagnostic imaging industry. Together with affiliated radiologists, and inclusive of full-time and per diem employees and technicians, RadNet has a total of approximately 7,400 employees. For more information, visit http://www.radnet.com.

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Forward Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Specifically, statements concerning successfully integrating acquired operations, successfully achieving 2018 financial guidance, successfully developing and integrating new lines of business, continuing to grow its business by generating patient referrals and contracts with radiology practices, and receiving third-party reimbursement for diagnostic imaging services, are forward-looking statements within the meaning of the Safe Harbor. Forward-looking statements are based on management's current, preliminary expectations and are subject to risks and uncertainties, which may cause the Company's actual results to differ materially from the statements contained herein. Further information on potential risk factors that could affect RadNet's business and its financial results are detailed in its most recent Annual Report on Form 10-K, as filed with the Securities and Exchange Commission. Undue reliance should not be placed on forward-looking statements, especially guidance on future financial performance, which speaks only as of the date they are made. RadNet undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date they were made, or to reflect the occurrence of unanticipated events.

CONTACTS:

RadNet, Inc.

Mark Stolper, 310-445-2800

Executive Vice President and Chief Financial Officer

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RADNET, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS EXCEPT SHARE AND PER SHARE DATA)

	March 31,	December 31,
	2018	2017
	(unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$35,043	$51,322
Accounts receivable, net	161,650	155,518
Due from affiliates	550	2,343
Prepaid expenses and other current assets	30,460	26,168
Assets held for sale	2,499	–
Total current assets	230,202	235,351
PROPERTY AND EQUIPMENT, NET	285,572	244,301
OTHER ASSETS
Goodwill	268,567	256,776
Other intangible assets	39,870	40,422
Deferred financing costs	1,760	1,895
Investment in joint ventures	52,591	52,435
Deferred tax assets, net of current portion	33,611	30,852
Deposits and other	11,455	6,947
Total assets	$923,628	$868,979
LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable, accrued expenses and other	$151,580	$135,809
Due to affiliates	13,568	16,387
Deferred revenue	2,711	2,606
Current portion of deferred rent	2,661	2,714
Current portion of notes payable	30,219	30,224
Current portion of obligations under capital leases	4,121	3,866
Total current liabilities	204,860	191,606
LONG-TERM LIABILITIES
Deferred rent, net of current portion	27,606	26,251
Notes payable, net of current portion	564,812	572,365
Obligations under capital lease, net of current portion	4,829	2,672
Other non-current liabilities	5,154	6,160
Total liabilities	807,261	799,054
EQUITY
RadNet, Inc. stockholders' equity:
Common stock - $.0001 par value, 200,000,000 shares authorized; 48,236,616, and 47,723,915 shares issued and outstanding at March 31, 2018 and December 31, 2017, respectively	5	5
Additional paid-in-capital	234,567	212,261
Accumulated other comprehensive income (loss)	2,569	(548)
Accumulated deficit	(157,496)	(150,158)
Total RadNet, Inc.'s stockholders' equity	79,645	61,560
Noncontrolling interests	36,722	8,365
Total equity	116,367	69,925
Total liabilities and equity	$923,628	$868,979

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RADNET, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(IN THOUSANDS EXCEPT SHARE DATA)

(unaudited)

	Three Months Ended
	March 31,
	2018	2017
NET REVENUE
Service fee revenue, net of contractual allowances and discounts		$212,750
Provision for bad debts		(11,646)
Net service fee revenue	$204,168	201,104
Revenue under capitation arrangements	27,224	27,909
Total net revenue	231,392	229,013
OPERATING EXPENSES
Cost of operations, excluding depreciation and amortization	215,634	205,454
Depreciation and amortization	17,856	16,654
Gain on sale and disposal of equipment	(1,936)	(45)
Severance costs	726	203
Total operating expenses	232,280	222,266
(LOSS) INCOME FROM OPERATIONS	(888)	6,747

OTHER INCOME AND EXPENSES
Interest expense	10,039	10,240
Equity in earnings of joint ventures	(2,977)	(1,928)
Other expenses (income)	1	(247)
Total other expenses	7,063	8,065
LOSS BEFORE INCOME TAXES	(7,951)	(1,318)
Benefit from income taxes	2,497	458
NET LOSS	(5,454)	(860)
Net income attributable to noncontrolling interests	1,884	350

NET LOSS ATTRIBUTABLE TO RADNET, INC. COMMON STOCKHOLDERS	$(7,338)	$(1,210)
BASIC AND DILUTED LOSS PER SHARE ATTRIBUTABLE TO RADNET, INC. COMMON STOCKHOLDERS	$(0.15)	$(0.03)

WEIGHTED AVERAGE SHARES OUTSTANDING Basic and Diluted	47,822,618	46,560,017

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RADNET, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(IN THOUSANDS)

(unaudited)

	Three Months Ended March 31,
	2018	2017
CASH FLOWS FROM OPERATING ACTIVITIES

Net loss	$(5,454)	$(860)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	17,856	16,654
Provision for bad debts	–	11,646
Equity in earnings of joint ventures	(2,977)	(1,928)
Distributions from joint ventures	2,821	2,323
Amortization of deferred financing costs and loan discount	974	814
Gain on sale and disposal of equipment	(1,936)	(45)
Stock-based compensation	3,745	3,276
Changes in operating assets and liabilities, net of assets acquired and liabilities assumed in purchase transactions:
Accounts receivable	(6,132)	(16,974)
Other current assets	1,001	4,043
Other assets	(2,715)	8
Deferred taxes	(2,759)	(1,090)
Deferred rent	1,302	1,976
Deferred revenue	105	58
Accounts payable, accrued expenses and other	18,480	10,995
Net cash provided by operating activities	24,311	30,896
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of imaging facilities	(5,819)	(3,154)
Investments at cost	(2,200)	(500)
Purchase of property and equipment	(23,946)	(30,371)
Proceeds from sale of equipment	2,116	59
Net cash used in investing activities	(29,849)	(33,966)
CASH FLOWS FROM FINANCING ACTIVITIES
Principal payments on notes and leases payable	(1,736)	(2,158)
Payments on Term Loan Debt/Senior Notes	(8,270)	(6,063)
Deferred financing costs and debt discount	–	(570)
Proceeds on revolving credit facility	–	105,100
Payments on revolving credit facility	–	(105,100)
Dividends paid to noncontrolling interests	(759)	(485)
Net cash used in financing activities	(10,765)	(9,276)
EFFECT OF EXCHANGE RATE CHANGES ON CASH	24	2
NET DECREASE IN CASH AND CASH EQUIVALENTS	(16,279)	(12,344)
CASH AND CASH EQUIVALENTS, beginning of period	51,322	20,638
CASH AND CASH EQUIVALENTS, end of period	$35,043	$8,294

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the period for interest	$9,050	$11,035

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RADNET, INC.

RECONCILIATION OF GAAP NET INCOME (LOSS) ATTRIBUTABLE TO RADNET, INC.

COMMON SHAREHOLDERS TO ADJUSTED EBITDA(1)

(IN THOUSANDS)

	Three Months Ended
	March 31,
	2018	2017

Net Loss Attributable to RadNet, Inc. Common Shareholders	$(7,338)	$1,210)
Less Benefit From Income Taxes	(2,497)	(458)
Plus Other Expenses (Income)	1	3
Plus Interest Expense	10,039	10,240
Plus Severance Costs	726	203
Less Gain on Sale of Equipment	(1,936)	(45)
Plus Gain on Sale of Equipment Attributable to Non Controlling Interests	440	–
Plus Depreciation and Amortization	17,856	16,654
Plus Non Cash Employee Stock Compensation	3,745	3,276
Adjusted EBITDA(1)	$21,036	$28,663

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PAYOR CLASS BREAKDOWN**

First Quarter
2018

Commercial Insurance	59.0%
Medicare	19.7%
Capitation	11.8%
Workers Compensation/Personal Injury	3.8%
Medicaid	2.7%
Other	3.1%
Total	100.1%

**Calculated as percentages of global payments received from consolidated imaging centers from that periods dates of services and excludes payments from hospital contracts, Breastlink operations, imaging center management fees, eRAD, Imaging on Call and other miscellaneous revenue.

RADNET PAYMENTS BY MODALITY *

	First Quarter	Full Year	Full Year	Full Year	Full Year
	2018	2017	2016	2015	2014

MRI	35.1%	34.9%	34.7%	35.3%	36.1%
CT	16.9%	16.2%	15.8%	15.7%	15.3%
PET/CT	5.7%	5.2%	5.0%	5.1%	5.7%
X-ray	8.8%	8.9%	9.3%	9.6%	10.2%
Ultrasound	12.1%	12.1%	12.3%	11.5%	11.1%
Mammography	15.2%	16.3%	16.5%	16.4%	16.5%
Nuclear Medicine	1.1%	1.1%	1.2%	1.3%	1.4%
Other	4.9%	5.2%	5.2%	5.1%	3.7%
	100.0%	100.0%	100.0%	100.0%	100.0%

Note

* Based upon global payments received from consolidated Imaging Centers from that period's dates of service.

Excludes payments from hospital contracts, Breastlink, Imaging on Call, eRAD, Center Management Fees and other miscellaneous operating activities.

Footnotes

(1) The Company defines Adjusted EBITDA as earnings before interest, taxes, depreciation and amortization, each from continuing operations and adjusted for losses or gains on the sale of equipment, other income or loss, debt extinguishments and non-cash equity compensation. Adjusted EBITDA includes equity earnings in unconsolidated operations and subtracts allocations of earnings to non-controlling interests in subsidiaries, and is adjusted for non-cash or extraordinary and one-time events taken place during the period.

Adjusted EBITDA is reconciled to its nearest comparable GAAP financial measure. Adjusted EBITDA is a non-GAAP financial measure used as analytical indicator by RadNet management and the healthcare industry to assess business performance, and is a measure of leverage capacity and ability to service debt. Adjusted EBITDA should not be considered a measure of financial performance under GAAP, and the items excluded from Adjusted EBITDA should not be considered in isolation or as alternatives to net income, cash flows generated by operating, investing or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of financial performance or liquidity. As Adjusted EBITDA is not a measurement determined in accordance with GAAP and is therefore susceptible to varying methods of calculation, this metric, as presented, may not be comparable to other similarly titled measures of other companies.

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(2) As noted above, the Company defines Free Cash Flow as Adjusted EBITDA less total Capital Expenditures (whether completed with cash or financed) and Cash Interest paid. Free Cash Flow is a non-GAAP financial measure. The Company uses Free Cash Flow because the Company believes it provides useful information for investors and management because it measures our capacity to generate cash from our operating activities. Free Cash Flow does not represent total cash flow since it does not include the cash flows generated by or used in financing activities. In addition, our definition of Free Cash Flow may differ from definitions used by other companies.

Free Cash Flow should not be considered a measure of financial performance under GAAP, and the items excluded from Adjusted EBITDA should not be considered in isolation or as alternatives to net income, cash flows generated by operating, investing or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of financial performance or liquidity. As Adjusted EBITDA is not a measurement determined in accordance with GAAP and is therefore susceptible to varying methods of calculation, this metric, as presented, may not be comparable to other similarly titled measures of other companies.

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